Liberty Oilfield Services Inc. Announces First Quarter 2021 Financial and Operational Results
April 27, 2021
Denver - (Business Wire) - Liberty Oilfield Services Inc. (NYSE: LBRT; “Liberty” or the “Company”) announced today first quarter 2021 financial and operational results.
Summary Results and Highlights
•Revenue of $552 million and net loss1 of $39 million, or $0.21 fully diluted loss per share, for the quarter ended March 31, 2021
•Adjusted EBITDA2 of $32 million
•Completed the first full quarter after the OneStim® acquisition, integration proceeding well
•Enhanced our platform as a fully integrated completion services, engineering and diagnostics company, doubling our size with expanded services, basins and entering Canada
•digiFrac™ field testing to commence with key partner next month following successful high-pressure durability testing in the first quarter
•Implemented next generation of proprietary SonicStrap chemical management automation system
•Launched FracSense™ diagnostic service
“Liberty delivered an excellent first quarter. The highly accretive acquisition of Schlumberger’s North American frac, pumpdown-perforating wireline and Permian frac sand businesses (OneStim®) strengthened our business and technology leadership. Our team handled the challenges of a large-scale integration and delivered a seamless transition for our customers. We were pleased to see early benefits from leveraging our full suite of completions services, including frac, wireline and sand, along with our top tier engineering and diagnostics tools, driving increased engagement with customers. I am proud of the Liberty team for executing at the highest level,” commented Chris Wright, Chief Executive Officer.
Mr. Wright continued, “The acquisition is transformative for Liberty and the oilfield services industry. We plan to build on the success of the first quarter with our technological advantages, an integrated suite of completion services and a highly motivated team of men and women at Liberty rising to the challenge. The investments we made through the cycle further accelerate our ability to support our customers in the next stage of the shale revolution. We are excited to bolster our frac technology leadership with rapid progress on our new electric frac fleet, digiFrac, expanded frac automation, and a new downhole real-time frac measurement service, FracSense. A year on from the onset of the global pandemic, the fundamentals of our industry are on an upward trajectory, and we believe our compelling strategy will drive the next phase of the Liberty story.”
Outlook
Buoyed by worldwide vaccine distribution campaigns together with fiscal and monetary stimulus, global economic growth expectations are increasingly more constructive. A rise in energy demand has paralleled the economic recovery, with strong leading economic indicators suggesting that these trends should continue. There is still risk driven by the resurgent virus spread in India, Brazil and several European countries which has led to a reinstatement of containment measures, unlike the U.S. and U.K. where another wave of the Covid pandemic has been kept at bay. A tightening in oil supply and demand has developed, with a steady draw of global oil inventory signifying that increased OPEC+ production is largely being absorbed by higher global demand.
Over the last three quarters North American frac activity has rapidly increased towards supporting maintenance production levels. Hence public exploration and production (“E&P”) companies have now reached roughly
1    Net loss attributable to controlling and non-controlling interests.
2    “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Please see the supplemental financial information in the table under “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure.

maintenance run-rate frac activity for 2021. Private E&P companies, on the other hand, are more responsive to current oil and gas prices which continue to support modestly increasing demand for frac services, in line with their recent rise in rig activity. Importantly, E&P companies are maintaining capital discipline and moderating long-term growth aiming to increase commodity price stability and enhance sector attractiveness. This fundamental change in philosophy should impact positively the entire value chain, leading to a disciplined phase in North American energy development.
As E&P economics have substantially improved with WTI crude oil prices stabilizing in the $60 range, Liberty’s customers are becoming more comfortable with the necessity to incorporate a phased approach to price increases. Frac industry underinvestment has accelerated attrition of older equipment. Importantly, the market for next generation equipment has tightened, and the market for next generation equipment with industry leading operations and technology innovation is even tighter.
“The economic realities of the last twelve months has led E&P companies to demand higher performing frac partners with top notch expertise, operational efficiency, technology, and ESG leadership. As the leading technology-centric service provider, we see a pathway to normalized margins at some point in 2022 for Liberty,” commented Mr. Wright. “The demand pull for next generation equipment with engineering and diagnostics is strong. Pricing dynamics are improving, technology-driven efficiency gains in automation and design are rising, and underinvestment in equipment and technology has led to a more concentrated market of service companies that can accommodate the sophisticated needs of our E&P partners. We are excited to lead the industry into the next phase of innovation in the completions sector.”
First Quarter Results
For the first quarter of 2021, revenue increased 114% to $552 million from $258 million in the fourth quarter of 2020.
Net loss before income taxes totaled $46 million for the first quarter of 2021 compared to net loss before income taxes of $58 million for the fourth quarter of 2020.
Net loss1 (after taxes) totaled $39 million for the first quarter of 2021 compared to net loss1 (after taxes) of $48 million in the fourth quarter of 2020.
Adjusted EBITDA2 increased 345% to $32 million from $7 million in the fourth quarter. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
Fully diluted loss per share was $0.21 for the first quarter of 2021 compared to $0.41 for the fourth quarter of 2020.
Balance Sheet and Liquidity
As of March 31, 2021, Liberty had cash on hand of $70 million, approximately flat from fourth quarter levels, and total debt of $106 million, net of deferred financing costs and original issue discount. There were no borrowings drawn on the ABL credit facility, and total liquidity, including availability under the credit facility, was $258 million based on the financial statements as of March 31, 2021.
Conference Call
Liberty will host a conference call to discuss the results at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time) on Wednesday, April 28, 2021. Presenting Liberty’s results will be Chris Wright, Chief Executive Officer, Ron Gusek, President, and Michael Stock, Chief Financial Officer.
Individuals wishing to participate in the conference call should dial (833) 255-2827, or for international callers (412) 902-6704. Participants should ask to join Liberty’s call. A live webcast will be available at http://investors.libertyfrac.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 10148920. The replay will be available until May 5, 2021.

About Liberty
Liberty is a leading North American oilfield services firm that offers one of the most innovative suites of completion services and technologies to onshore oil and natural gas exploration and production companies. Liberty was founded in 2011 with a relentless focus on developing and delivering next generation technology for the sustainable development of unconventional energy resources in partnership with our customers. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com.
Non-GAAP Financial Measures
This earnings release includes unaudited non-GAAP financial and operational measures, including EBITDA, Adjusted EBITDA and Pre-Tax Return on Capital Employed. We believe that the presentation of these non-GAAP financial and operational measures provides useful information about our financial performance and results of operations. Non-GAAP financial and operational measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial and operational measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with U.S. GAAP. See the tables entitled Reconciliation and Calculation of Non-GAAP Financial and Operational Measures for a reconciliation or calculation of the non-GAAP financial or operational measures to the most directly comparable GAAP measure.
Forward-Looking and Cautionary Statements
The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the deployment of fleets in the future, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, return of capital to stockholders, business strategy and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “outlook,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “likely,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this earnings release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in Liberty's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 24, 2021 and in our other public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Contact:
Michael Stock
Chief Financial Officer
303-515-2851
IR@libertyfrac.com

Liberty Oilfield Services Inc.
Selected Financial Data
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Statement of Income Data:	(amounts in thousands, except for per share data)
Revenue	$552,032	$257,586	$472,344
Costs of services, excluding depreciation and amortization shown separately	498,935	236,510	392,716
General and administrative	26,359	20,114	28,613
Transaction, severance and other costs	7,621	9,395	—
Depreciation and amortization	62,056	45,826	44,831
(Gain) loss on disposal of assets	(720)	109	(102)
Total operating expenses	594,251	311,954	466,058
Operating (loss) income	(42,219)	(54,368)	6,286
Interest expense, net	3,754	3,646	3,608
Net (loss) income before taxes	(45,973)	(58,014)	2,678
Income tax (benefit) expense	(7,357)	(9,783)	261
Net (loss) income	(38,616)	(48,231)	2,417
Less: Net (loss) income attributable to noncontrolling interests	(4,411)	(11,201)	697
Net (loss) income attributable to Liberty Oilfield Services Inc. stockholders	$(34,205)	$(37,030)	$1,720
Net (loss) income attributable to Liberty Oilfield Services Inc. stockholders per common share:
Basic	$(0.21)	$(0.41)	$0.02
Diluted	$(0.21)	$(0.41)	$0.02
Weighted average common shares outstanding:
Basic	163,207	91,026	81,651
Diluted (1)	163,207	91,026	114,952

Other Financial and Operational Data
Capital expenditures (2)	$41,938	$23,961	$32,888
Adjusted EBITDA (3)	$31,685	$7,124	$57,662

(1)In accordance with U.S. GAAP, diluted weighted average common shares outstanding for the three months ended March 31, 2021 and December 31, 2020, exclude weighted average shares of Class B common stock (16,333 and 21,970, respectively), restricted shares (0 and 79, respectively) and restricted stock units (3,326 and 2,507, respectively) outstanding during the period.
(2)Capital expenditures presented above are shown on an as incurred basis, including capital expenditures in accounts payable and accrued liabilities.
(3)Adjusted EBITDA is a non-GAAP financial measure. See the tables entitled “Reconciliation and Calculation of Non-GAAP Financial and Operational Measures” below.

Liberty Oilfield Services Inc.
Condensed Consolidated Balance Sheets
(unaudited, amounts in thousands)
	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$69,534	$68,978
Accounts receivable and unbilled revenue	336,464	313,949
Inventories	129,338	118,568
Prepaids and other current assets	47,887	65,638
Total current assets	583,223	567,133
Property and equipment, net	1,105,938	1,120,950
Operating and finance lease right-of-use assets	106,151	114,611
Deferred tax asset	43,514	5,360
Other assets	77,949	81,888
Total assets	$1,916,775	$1,889,942
Liabilities and Equity
Current liabilities:
Accounts payable	$184,799	$193,338
Accrued liabilities	166,193	118,383
Current portion of operating and finance lease liabilities	42,187	44,061
Current portion of long-term debt, net of discount	370	364
Total current liabilities	393,549	356,146
Long-term debt, net of discount	105,317	105,411
Long-term operating and finance lease liabilities	55,506	61,748
Payable pursuant to tax receivable agreement	84,668	56,594
Total liabilities	639,040	579,899

Stockholders’ equity:
Common Stock	1,795	1,795
Additional paid in capital	1,212,354	1,125,554
(Accumulated deficit) retained earnings	(10,915)	23,288
Accumulated other comprehensive income	1,318	—
Total stockholders’ equity	1,204,552	1,150,637
Noncontrolling interest	73,183	159,406
Total equity	1,277,735	1,310,043
Total liabilities and equity	$1,916,775	$1,889,942

Liberty Oilfield Services Inc.
Reconciliation and Calculation of Non-GAAP Financial and Operational Measures
(unaudited, amounts in thousands)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net (loss) income	$(38,616)	$(48,231)	$2,417
Depreciation and amortization	62,056	45,826	44,831
Interest expense, net	3,754	3,646	3,608
Income tax (benefit) expense	(7,357)	(9,783)	261
EBITDA	$19,837	$(8,542)	$51,117
Stock based compensation expense	4,947	4,245	4,124
Fleet start-up and lay-down costs	—	1,718	—
Asset acquisition costs	7,621	6,997	—
(Gain) loss on disposal of assets	(720)	109	(102)
Provision for credit losses	—	199	2,523
Non-recurring payroll expense	—	2,398	—
Adjusted EBITDA	$31,685	$7,124	$57,662

Calculation of Pre-Tax Return on Capital Employed
	Twelve Months Ended
	March 31, 2021
	2021	2020
Net loss	$(201,707)
Add back: Income tax benefit	(38,475)
Pre-tax net loss	$(240,182)
Capital Employed
Total debt, net of discount	$105,687	$106,039
Total equity	1,277,735	781,453
Total Capital Employed	$1,383,422	$887,492

Average Capital Employed (1)	$1,135,457
Pre-Tax Return on Capital Employed (2)	(21)%

(1)Average Capital Employed is the simple average of Total Capital Employed as of March 31, 2021 and 2020.
(2)Pre-tax Return on Capital Employed is the ratio of pre-tax net loss for the twelve months ended March 31, 2021 to Average Capital Employed.